QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tab Products Co. on Form S-8 of our report dated June 28, 2001 (August 13, 2001 as to Note 4), appearing in the Annual Report on Form 10-K of Tab Products Co. for the year ended May 31, 2001.

/s/ Deloitte & Touche LLP

November 26, 2001

QuickLinks

  EXHIBIT 23.2